EXHIBIT 99.1
Phoenix Announces Closing of Merger
MILPITAS, Calif., Nov. 23, 2010 — Phoenix Technologies Ltd. (Nasdaq: PTEC), the global leader in core systems software (CSS), announced today that it has merged a wholly-owned subsidiary of Pharaoh Acquisition LLC, an affiliate of Marlin Equity Partners (“Marlin”). As a result of the merger, Phoenix has become an indirect subsidiary of Marlin, and the Company’s common stock will no longer be publicly traded on the NASDAQ Global Market. Continuum Phoenix Advisors LLC, an affiliate of Continuum Capital Partners, has a minority interest in Pharaoh Acquisition LLC.
The merger was approved by Phoenix stockholders on November 19, 2010. Phoenix stockholders will receive $4.20 in cash, without interest, for each share of Phoenix’s common stock that they own as of the effective time of the merger.
About Phoenix Technologies Ltd.
Phoenix Technologies Ltd. (Nasdaq: PTEC), the leader in core systems software products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products — Phoenix SecureCore Tiano™ and Embedded BIOS® — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has over 200 technology patents issued and pending, and has shipped firmware in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.
Phoenix, Phoenix Technologies, Phoenix SecureCore Tiano, Embedded BIOS and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks are the marks of their respective owners.
About Marlin Equity Partners
Marlin Equity Partners is a Los Angeles-based private investment firm with over $1 billion of capital under management. The firm is focused on providing corporate parents, shareholders and other stakeholders with tailored solutions that meet their business and liquidity needs. Marlin invests in businesses across multiple industries that are in the process of undergoing operational, financial or market-driven change where Marlin’s capital, industry relationships and extensive operational capabilities significantly strengthens a company’s outlook and enhances value. Since its inception, Marlin, through its group of funds and related companies, has successfully completed over 35 acquisitions. For more information, please visit www.marlinequity.com.
About Continuum Capital Partners
Continuum Capital Partners is a private equity firm specializing in transformational investments. It focuses on complex investment opportunities in the technology and services sector, targeting private and public companies that operate in mature markets. Continuum partners with the company management to enact business strategies and operational transformations that unlock significant value and re-ignite growth.
Established in 2009, Continuum has the flexibility to execute different types of investments, including take-private and spin-out transactions, with the goal of maximizing the value of the business; for more information please visit www.continuumcapital.com.
Additional Information and Where to Find It
In connection with the merger transaction and the special meeting of Phoenix stockholders to approve the transaction, Phoenix filed a definitive proxy statement with the Securities and Exchange Commission on September 22, 2010, a supplement to the definitive proxy statement on October 26, 2010 and a supplement to the definitive proxy statement on November 9, 2010 (as supplemented, the “Proxy Statement”). INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER TRANSACTION. Investors and security holders may obtain a free copy of the Proxy Statement and other documents filed by Phoenix at the Securities and Exchange Commission’s website at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained for free from Phoenix by directing such request to Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Phoenix and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger. Certain information regarding the interests of such directors and executive officers is included in the Phoenix Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 30, 2009, and information concerning all of the Phoenix participants in the solicitation are included in the Proxy Statement. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from Phoenix Technologies Ltd., c/o Investor Relations, 915 Murphy Ranch Rd., Milpitas, CA, telephone: (408) 570-1000.
Contacts:
Phoenix Technologies Ltd.
Robert Andersen
Tel: 408-570-1000